Exhibit 21.1
List of Subsidiaries of Great Wolf Resorts, Inc.

Name	Jurisdiction of Incorporation
BHMH, LLC	Wisconsin
Blue Harbor Resort Sheboygan, LLC	Wisconsin
Creative Kingdoms, LLC[1]	Delaware
CTGW, LLC[2]	Delaware
GLGB Manager III, LLC	Delaware
Grapevine Beverage, Inc.	Texas
Great Bear Lodge of Wisconsin Dells, LLC	Delaware
Great Lakes Services, LLC	Delaware
Great Wolf Capital Trust I	Delaware
Great Wolf Connecticut, LLC	Delaware
Great Wolf Kansas SPE, LLC	Delaware
Great Wolf Finance Corp.	Delaware
Great Wolf Lodge of Chehalis, LLC	Delaware
Great Wolf Lodge of Georgia, LLC	Delaware
Great Wolf Lodge of Grapevine, LLC	Delaware
Great Wolf Lodge of Kansas City, LLC	Delaware
Great Wolf Lodge of PKI, LLC	Delaware
Great Wolf Lodge of the Carolinas, LLC	Delaware
Great Wolf Lodge of the Poconos, LLC	Delaware
Great Wolf Lodge of Traverse City, LLC	Delaware
Great Wolf Lodge of Williamsburg, LLC	Delaware
Great Wolf TC Development, LLC	Delaware
Great Wolf Traverse SPE, LLC	Delaware
Great Wolf Williamsburg SPE, LLC	Delaware

[1]62.44% owned by Great Wolf Resorts, Inc.

[2]49.0% owned by Great Wolf Resorts, Inc.

Name	Jurisdiction of Incorporation
GW Capital Trust II	Delaware
GW Capital Trust III	Delaware
GWF Connecticut, LLC	Delaware
GWL KC Beverage, Inc.	Kansas
GWR Development Connecticut, LLC	Delaware
GWR Michigan, LLC	Delaware
GWR Operating Partnership, L.L.L.P.	Delaware
GWR OP General Partner, LLC	Delaware
Mason Family Resorts, LLC	Delaware
Niagara Glen-View Tent & Trailer Park Limited	Nova Scotia, Canada
Pine Brook Properties, LLC	Delaware
Poco Topo Gigio, LLC	Pennsylvania
Scooops Tenant, LLC	Delaware
Williamsburg Landlord Parcel C, LLC	Delaware
Williamsburg Landlord Parcel D, LLC	Delaware
Williamsburg Meadows, LLC	Delaware